SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

MSGI SECURITY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

917-339-7134
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, MSGI Security Solutions, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Initial Securities Purchase Agreement”) dated January 4, 2008 (the “Initial Closing Date”) with certain institutional investors (the “Initial Buyers”), pursuant to which the Company issued (i) warrants exercisable for 2,500,000 shares of common stock, par value $.01 per share (“Common Stock”), at an exercise price of $.50 per share (the “Series A Warrants”), and (ii) warrants exercisable for 2,500,000 shares of Common Stock at an exercise price of $2.50 per share (the “Series B Warrants” and together with the Series A Warrant, the “Warrants ”). The Buyers paid $1,250,000 for the Warrants of which $500,000 (the “Initial Cash Portion”) was received by the Company and $750,000 was to be deposited with a bank to collateralize certain letters of credit (the “Initial L/C Deposit”). In addition, the Company also entered into a put option agreement (the “Initial Put Option Agreement”) and various ancillary certificates, disclosure schedules and exhibits in support thereof, each dated January 4, 2008. Such transactions are referred to herein collectively as the “Warrant Transaction”.

On January 10, 2008 (the “Preferred Stock Closing Date”), by entering into an Amended and Restated Securities Purchase Agreement (the “Amended and Restated Securities Purchase Agreement”) with the Initial Buyers as well as certain additional institutional investors (the “New Investors” along with the Initial Buyers, shall be collectively referred to as the “Buyers”), the Company terminated the Warrant Transaction and in lieu thereof entered into a new transaction (the “Preferred Stock Transaction”). In connection with the Preferred Stock Transaction, the Company also entered into a put option agreement (the “New Put Option Agreement”) and various ancillary certificates, disclosure schedules and exhibits in support thereof, each dated January 10, 2008.

From the proceeds of the Preferred Stock Transaction, the Company made a significant investment (the “Investment Transaction”) in Current Technology Corporation, a corporation formed under the laws of the Canada Business Corporations Act (“Current Technology”). Current Technology, through its majority held subsidiary Celevoke, Inc. (“Celevoke”), is active in Telematics, which is the integrated use of telecommunications and informatics.

Each of the Preferred Stock Transaction and the Investment Transaction is summarized below. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K/A. Readers should review those agreements for a more complete understanding of the terms and conditions associated with these transactions.

The Preferred Stock Transaction

Pursuant to the Amended and Restated Securities Purchase Agreement, the Company issued (i) 5,000,000 shares of the Company’s Series H Convertible Preferred Stock (the “Preferred Shares”), and (ii) warrants exercisable for 5,000,000 shares of Common Stock at an exercise price of $2.50 per share (the “New Warrants”). The Buyers paid a total of $5,000,000 (the “Total Purchase Price”) for securities issued in the Preferred Stock Transaction (which includes the $1,250,000 paid by the Buyers in the Warrant Transaction). All of the securities issued in the Warrant Transaction were surrendered and cancelled in exchange for the issuance of a portion of the Preferred Shares and the New Warrants. From the Total Purchase Price, $2,500,000 was used to purchase the securities of Current Technology (See “The Investment Transaction” below) and $3,000,000 was used as collateral for certain letters of credit pledged as collateral for the Company’s obligations under the New Put Option Agreement (the “New L/C Deposit”).

The following is a brief summary of each of those agreements.

The Amended and Restated Securities Purchase Agreement

The Amended and Restated Securities Purchase Agreement provides for the purchase by the Buyer and the sale by the Company of the Preferred Shares and the New Warrants. It also provides for the surrender and cancellation of the Warrants issued in the Warrant Transaction. Except for these changes, the Amended and Restated Securities Purchase Agreement is substantially similar to the Initial Securities Purchase Agreement; provided however, that the Initial L/C Deposit has been increased from $1,500,000 to $3,000,000.

The Preferred Shares

To designate and establish the Preferred Shares, the Company filed a Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock (the “Certificate of Designation”) on the Preferred Stock Closing Date with the Secretary of State of the State of Nevada.

Rank

The Preferred Shares shall be junior to all other classes or series of preferred stock of the Company and shall rank on a pari passu basis with the holders of Common Stock in the event of a liquidation.

Dividends

The holders of Preferred Shares are not entitled to receive any dividends.

Conversion; Anti-Dilution Protection

The Preferred Shares are convertible at the holder's election into shares of Common Stock at the conversion rate, which is the quotient of (i) the amount subject to conversion, divided by (ii) the conversion price. The Preferred Shares have an initial conversion price of $1.00 per share. The conversion price of the Preferred Shares and the number of shares issuable upon conversion of the Preferred Shares are subject to adjustments for stock splits, combinations or similar events. In addition, the conversion price of the Preferred Shares is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable conversion price, immediately reduces the conversion price of the Preferred Shares to equal the price at which the Company issues or is deemed to have issued its Common Stock.

Limitation on Conversion

The holders of the Preferred Shares shall not have the right to convert the Preferred Shares into Common Stock to the extent that after giving effect to such conversion such holder would beneficially own in excess of 4.99% of the shares of Common Stock outstanding.

Voting Rights

The holders of Preferred Shares shall be entitled to a number of votes equal to the number of shares of Common Stock into which such Preferred Shares are convertible. Except as required by law, the holders of Preferred Shares shall vote with holders of Common Stock as if they were a single class of securities.

Purchase Rights

If the Company issues options, convertible securities, warrants, stock, or similar securities pro rata to holders of its Common Stock, any holder of Preferred Shares shall have the right to acquire the same as if it had converted its Preferred Shares.

The New Warrants

The terms and conditions of the New Warrants are identical to the terms and conditions of the Series B Warrants issued in the Warrant Transaction. The New Warrants are immediately exercisable and entitle the Buyers to purchase initially an aggregate of 5,000,000 shares of Common Stock at an exercise price of $2.50 per share. While each share of Common Stock issuable upon exercise of the New Warrants is not registered for resale with the SEC or such registration statement is not available for resale, the holders of the New Warrants may utilize a “cashless exercise.” The holders of the New Warrants shall not have the right to exercise the New Warrants to the extent that after giving effect to such exercise such holder would beneficially own in excess of 4.99% of the shares of Common Stock outstanding. The New Warrants expire five (5) years following the date of issuance.

Anti-Dilution Protection

The exercise price of the New Warrants and the number of shares issuable upon exercise of the New Warrants are subject to adjustments for stock splits, combinations or similar events. In addition, the exercise price of the New Warrants is also subject to a “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the New Warrants to equal the price at which the Company issues or is deemed to have issued its Common Stock.

Fundamental Transactions

The Company may not enter into a transaction involving a change of control unless the successor entity assumes the obligations of the Company under the New Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the New Warrants. Upon the occurrence of a transaction involving a change of control, the holders of the New Warrants will have the right, among others, to have the New Warrants repurchased for a purchase price in cash equal to the Black-Scholes value (as calculated pursuant to the New Warrants) of the then unexercised portion of the New Warrants.

The New Put Option Agreement

The Company entered into the New Put Option Agreement with the Buyers pursuant to which the Buyers may compel the Company to purchase up to 5 million Preferred Shares (the “New Total Put Amount”) at a price per share equal to (i) from the six month anniversary of the Preferred Stock Closing Date until the one year anniversary thereof, $1.20, (ii) from the one year anniversary of the Preferred Stock Closing Date until the two year anniversary of the Preferred Stock Closing Date, $1.40, (iii) from the two year anniversary of the Preferred Stock Closing Date until the three year anniversary of the Preferred Stock Closing Date, $1.60, (iv) from the three year anniversary of the Preferred Stock Closing Date until the four year anniversary of the Preferred Stock Closing Date, $1.80 and (v) from the four year anniversary of the Preferred Stock Closing Date of through the five year anniversary of Warrant Closing Date, $2.00 (with adjustments for any stock dividend, stock split, stock combination or other similar transaction).. The New Put Option Agreement is valid for a certain number of Preferred Shares equal to the Eligible Amount (as hereinafter defined) from the six month anniversary of the Preferred Stock Closing Date until the earlier of (i) the fifth anniversary of the Preferred Stock Closing Date and (ii) the date that is ten (10) trading days following the date on which the Company notifies the Buyers that the market price (based upon a weighted average) is at or above a price specified in the New Put Option Agreement. The put termination price is $2.00 per share for months seven through twelve, $2.33 for months thirteen through twenty four, $2.68 for months twenty five through thirty six, $3.00 for months thirty seven trough forty eight and $3.33 thereafter.  The “Eligible Amount” is equal to initially one-sixth (1/6) of the New Total Put Amount (subject to adjustments for any stock dividend, stock split, stock combination or other similar transaction) commencing on the six month anniversary of the Preferred Stock Closing Date and such amount increases on each monthly anniversary thereof by one-sixth (1/6) of the New Total Put Amount, subject to certain limitations.

The New Put Price may be paid by the Company in shares of Common Stock, subject to certain limitations and restrictions. In addition, the Company’s obligation under the New Put Option Agreement is secured by the Letters of Credit which may be drawn upon by a Buyer exercising its rights under the New Put Option Agreement.

Placement Agent and Related Fees

Midtown Partners & Co., LLC (the “Placement Agent”) was engaged by the Company as its placement agent for the Warrant Transaction and the Preferred Stock Transaction. The Company has agreed to (i) pay the Placement Agent cash compensation equal to 8% of the gross proceeds of the offering (or $400,000) and (ii) issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase shares of Common Stock for an amount equal to 8% of the shares of Common Stock initially issuable upon of the Preferred Shares (400,000 shares). The terms and conditions of the Placement Agent Warrants are identical to the terms and conditions of the New Warrants.

The Investment Transaction

On the Preferred Stock Closing Date, the Company entered into a Subscription Agreement and an Investment Letter with Current Technology pursuant to which the Company purchased from Current Technology (i) 25,000,000 shares of its common stock, and (ii) common stock purchase warrants exercisable for 25,000,000 million share of its common stock, for an aggregate purchase price of $2,500,000. The common stock purchase warrants are immediately exercisable at an exercise price of $.15 per share and expire on January 9, 2013. The warrants contain anti-dilution and adjustment provisions, which allow for adjustment to the exercise price and/or the number of shares should there be a change in the number of outstanding shares of common stock through a declaration of stock dividends, a recapitalization resulting in stock splits or combinations or exchange of such shares. As a result of this investment, the Company beneficially owns approximately 50,000,000 shares of common stock of Current Technology, or approximately 32.5% of Current Technology’s shares of common stock outstanding assuming full exercise of the warrants. In addition, as part of this investment transaction, Current Technology has agreed to outsource 25% of its business through Celevoke, Inc. to the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets.

“The Investment Transaction” described under Item 1.01 above is incorporated in its entirety by this reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

On the Preferred Stock Closing Date, the Company issued the Preferred Shares and the New Warrants described in Item 1.01 which is incorporated in its entirety by this reference into this Item 3.02. The Preferred Shares and the New Warrants were issued to institutional accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the SEC thereunder.

Item 7.01 Regulation FD Disclosure.

On January 11, 2008, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements And Exhibits

(d) Exhibits

4.1	Form of Warrant to Purchase Common Stock of MSGI Security Solutions, Inc.
4.2	Certificate of Designation, Preferences and Rights of Series H Convertible Preferred Stock
10.1	Amended and Restated Securities Purchase Agreement dated January 10, 2008 among the Company and the Buyer signatory thereto
10.2	Put Option Letter Agreement dated January 10, 2008 among the Company and the Buyers signatory thereto
10.3	Current Technology Corporation Subscription Agreement and Investment Letter
10.4	Current Technology Corporation form of Warrant Agreement and Certificate
99.1	Press Release Dated January 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: January 14, 2008	By:	/s/ Richard J. Mitchell III
Name: Richard J. Mitchell III
Chief Accounting Officer